218 North Bernard Street    Second Floor     Spokane, WA    99201

Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in the Registration Statements on Form S-1 (No. 333-xxxxxx) of our audit report dated February 17, 2015, with respect to the consolidated financial statements of Ambient Water Corporation audited financial statements for the years ended December 31, 2014 and 2013, and for the inclusion of our name under the heading Experts.

MartinelliMick PLLC

November 2, 2015